Execution Version

AMENDED AND RESTATED
AMENDMENT NO. 2 to THE SUPPLY AND OFFTAKE AGREEMENT
THIS AMENDED AND RESTATED AMENDMENT NO. 2 to THE SUPPLY AND OFFTAKE AGREEMENT (this “Amendment”), dated as of March 1, 2011 is made between J. Aron & Company, a general partnership organized under the laws of New York (“Aron”) located at 200 West Street, New York, New York 10282-2198, and Alon Refining Krotz Springs, Inc. (the “Company”), a Delaware corporation located at Hwy. 105 South, Krotz Springs, Louisiana 70750-0453 (each referred to individually as a “Party” or collectively as the “Parties”).
RECITALS
Aron and the Company are parties to the Amended and Restated Supply and Offtake Agreement dated as of May 26, 2010, as amended by Amendment No. 1, dated January 20, 2011 (as so amended, the “Supply and Offtake Agreement”). Aron and the Company have agreed to amend certain terms and conditions of the Supply and Offtake Agreement.
The Parties executed Amendment No. 2 to the Supply and Offtake Agreement (the “Original Amendment”) on February 18, 2011 and now desire to include additional terms and conditions in the Original Amendment.
Accordingly, the Parties hereto agree as follows:
Section 1Definitions; Interpretation
Section 1.1    Terms Defined in Supply Agreement. All capitalized terms used in this Amendment (including in the Recitals hereto) and not otherwise defined herein shall have the meanings assigned to them in the Supply and Offtake Agreement.
Section 1.2    Interpretation. The rules of construction set forth in Section 1.2 of the Supply and Offtake Agreement shall be applicable to this Amendment and are incorporated herein by this reference.
SECTION 2    Amendments
Section 2.1    Amendment. Upon the effectiveness of this Amendment, the Supply and Offtake Agreement shall be amended as follows:
(a)    By replacing the terms “Feedstock Storage Tanks” and “Feedstock Intake Point” in Section 5.5(b) thereto with the terms “Crude Storage Tanks” and “Crude Delivery Point” respectively.
(b)    By replacing the term “Feedstock Delivery Point” in Section 17.2(b) and Schedule C thereto with the term “Crude Delivery Point.”

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(c)    By replacing the term “Measured Feedstock Quantity” in Section 6.1 thereto with the term “Measured Crude Quantity.”
(d)    By amending Section 1.1 as follows:
(i)    deleting the following definitions from Section 1.1:
(a)    Initial Term
(b)    Extension Term.
(ii)    By adding the following new definitions to Section 1.1 in the appropriate alphabetical order with respect to the other definitions therein:
“Alon USA” means Alon USA, LP, a Texas limited partnership.
“Alon USA Supply and Offtake Agreement “ means the Supply and Offtake Agreement between Aron and Alon USA, dated as of even date herewith and as may from time to time be amended, modified, supplemented and/or restated.
“Early Termination Date” has the meaning specified in Section 3.2.
“Expiration Date” has the meaning specified in Section 3.1.
“Other Inventory Sales” means the Company’s obligation to sell inventory to and buy inventory from Aron, pursuant to the Other Inventory Sales Agreements.
“Other Inventory Sales Agreements” means (a) the “Inventory Sales Agreement” and (b) “Step-Out Inventory Sales Agreement” between the Parties, referred to and defined in the Alon USA Supply and Offtake Agreement.
“Term” has the meaning specified in Section 3.1.
(iii)    By replacing the definition of Transaction Documents with the definition below:
“Transaction Document” means this Agreement, the Marketing and Sales Agreement, the Inventory Sales Agreement, the Storage Facilities Agreement, the Step-Out Inventory Sales Agreement, Other Inventory Sales Agreements and any other agreements or instruments contemplated hereby or executed in connection herewith.
(iv)    By replacing the definition of Volume Determination Procedures with the definition below:
“Volume Determination Procedures” mean the Company’s ordinary month-end procedures for determining the volumes of Crude Oil or Product held in any Storage Tank, which include manually gauging each Storage Tank on the last day of the month to ensure that the automated tank level readings are accurate to within a tolerance of two inches (it being understood that

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if the automated reading cannot be calibrated to be within such tolerance, the Company uses the manual gauge reading in its calculation of month-end inventory).
(e)    By replacing the entirety of Article 3 thereof, with the following text:
3.1    Term. This Agreement shall become effective on the Effective Date and, subject to Section 2.3(b) above, shall continue for a period starting at 00:00:01 a.m., CPT on the Commencement Date and ending at 11:59:59 p.m., CPT on May 31, 2016 (the “Term”; the last day of such Term being herein referred to as the “Expiration Date,” subject to Section 3.2 below).

3.2    Early Termination. Aron may elect to terminate this Agreement early effective on May 31, 2013, May 31, 2014 or May 31, 2015 and the Company may elect to terminate this Agreement early effective on May 31, 2015; provided that no such election shall be effective unless the Party making such election (a) gives the other Party at least at least six (6) months prior notice of any such election and (b) concurrently exercises its right (or in the case of the Company, causes Alon USA to exercise its rights) to terminate the Alon USA Supply and Offtake Agreement effective as of the same early termination date elected for this Agreement. If any early termination is properly elected pursuant to the preceding sentence, the effective date of such termination shall be the “Early Termination Date."

3.3    Obligations upon Termination. In connection with the termination of the Agreement on the Expiration Date or the Early Termination Date, the Parties shall perform their obligations relating to termination pursuant to Article 19.

(f)    By amending Section 7.1 thereof as follows:
(i)    Deleting the words “under the Procurement Contracts is” in clause (c) and replacing them with the words “under the Procurement Contracts plus Other Barrels available for delivery during such month are”.
(g)    By amending Section 7.2 thereof as follows:
(i)    Clause (d) shall be replaced in its entirety with the following:
(d)    [Reserved.]
(ii)    Clause (e) shall be replaced in its entirety with the following:
(e)    At any time prior to the beginning of the month to which a Target Month End Product Volume relates (but subject to any applicable notification deadlines specified on Schedule D hereto), Aron may change such Target Month End Product Volume.
(h)    By inserting at the end of Section 9.2(b) thereof, the following additional text:

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If, in the judgment of Aron or Supplier’s Inspector, the Volume Determination Procedures have not been applied correctly, then the Company will cooperate with Aron, or Supplier’s Inspector, to ensure the correct application of the Volume Determination Procedures, including making such revisions to the Actual Month End Crude Volume and any Actual Month End Product Volume as may be necessary to correct any such errors.
(i)    By inserting the following words after the word “hereunder” in Section 12.4(a) thereto:
and the Other Inventory Sales
(j)    By amending Section 18.1 thereof as follows:
(i)    Clause (f) shall become clause (h) and new clauses (f) and (g) shall be added as specified below:
(f)    The Company fails to satisfy its obligations with respect to Other Inventory Sales; or
(g)    an “Event of Default” with respect to Alon USA shall occur under the Alon USA Supply and Offtake Agreement; or
(ii)    The last sentence shall be replaced in its entirety with the following:
The Company shall be the Defaulting Party upon the occurrence of any of the events described in clauses (f) through (k) (inclusive) above.
(k)    By adding the following after “to liquidate and terminate any or all rights and obligations under this Agreement” in the first sentence of Section 18.2(b) thereof:
; provided that, in the event Aron is the Non-Defaulting Party, this Agreement shall not be deemed to have terminated in full until Aron shall have disposed of all Crude Oil and Products owned or maintained by Aron in connection herewith.
(l)    By replacing, in its entirety, Schedule B thereof with Schedule B hereto
(m)    With respect to the definitions of Actual Month End Crude Volume, Actual Month Beginning Crude Volume, Actual Month End Product Volume and Actual Month Beginning Product Volume set forth on Schedule C thereto, by amending the bracketed text at the end of each of such definition to remove the brackets and replacing the words “Note: On” with the words “It is agreed that on”.
(n)    By deleting the bracketed text at the end of the definition of Monthly Aron Fee set forth on Schedule C thereof.
(o)    By replacing, in its entirety, Schedule D thereof with Schedule D hereto.
(p)    By replacing, in its entirety, Schedule J thereof with Schedule J hereto.

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(q)    By inserting immediately after Schedule S thereof a new Schedule T that is identical to Schedule T hereto.
Section 2.2    References Within Supply and Offtake Agreement. Each reference in the Supply and Offtake Agreement to “this Agreement” and the words “hereof,” “hereto,” “herein,” “hereunder,” or words of like import, shall mean and be a reference to the Supply and Offtake Agreement as amended by this Amendment.
SECTION 3    Representations and Warranties
To induce the other Party to enter into this Amendment, each Party hereby represents and warrants that (i) it has the corporate, governmental or other legal capacity, authority and power to execute this Amendment, to deliver this Amendment and to perform its obligations under the Supply and Offtake Agreement, as amended hereby, and has taken all necessary action to authorize the foregoing; (ii) the execution, delivery and performance of this Amendment does not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or Governmental Authority applicable to it or any of its assets or subject; (iii) all governmental and other consents required to have been obtained by it with respect to this Amendment have been obtained and are in full force and effect; (iv) its obligations under the Supply and Offtake Agreement, as amended hereby, constitute its legal, valid and binding obligations, enforceable in accordance with its terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application regardless of whether enforcement is sought in a proceeding in equity or at law) and (v) no Event of Default with respect to it has occurred and is continuing.
SECTION 4    Miscellaneous
Section 4.1    Supply and Offtake Agreement Otherwise Not Affected. Except for the amendments pursuant hereto, the Supply and Offtake Agreement remains unchanged. As amended pursuant hereto, the Supply and Offtake Agreement remains in full force and effect and is hereby ratified and confirmed in all respects. The execution and delivery of, or acceptance of, this Amendment and any other documents and instruments in connection herewith by either Party shall not be deemed to create a course of dealing or otherwise create any express or implied duty by it to provide any other or further amendments, consents or waivers in the future.
Section 4.2    No Reliance. Each Party hereby acknowledges and confirms that it is executing this Amendment on the basis of its own investigation and for its own reasons without reliance upon any agreement, representation, understanding or communication by or on behalf of any other Person.
Section 4.3    Costs and Expenses. Each Party shall be responsible for any costs and expenses incurred by such Party in connection with the negotiation, preparation, execution and delivery of this Amendment and any other documents to be delivered in connection herewith.
Section 4.4    Binding Effect. This Amendment shall be binding upon, inure to the benefit of and be enforceable by the Company, Aron and their respective successors and assigns.

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Section 4.5    Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED UNDER THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ITS CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER STATE.
Section 4.6    Amendments. This Amendment may not be modified, amended or otherwise altered except by written instrument executed by the Parties’ duly authorized representatives.
Section 4.7    Effectiveness; Counterparts. This Amendment shall be binding on the Parties as of the date on which it has been fully executed by the Parties. This Amendment may be executed in any number of counterparts and by different Parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.
Section 4.8    Interpretation. This Amendment is the result of negotiations between and have been reviewed by counsel to each of the Parties, and is the product of all Parties hereto. Accordingly, this Amendment shall not be construed against either Party merely because of such Party’s involvement in the preparation hereof.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the Parties hereto have duly executed this Amended and Restated Amendment No. 2 to the Supply and Offtake Agreement as of the date first above written.
J. ARON & COMPANY

By: /s/ Colleen Foster

Name: Colleen Foster

Title: Managing Director

ALON REFINING KROTZ SPRINGS, INC.

By: /s/ Shai Even

Name: Shai Even

Title: Chief Financial Officer
SCHEDULE B

Pricing Benchmarks

Group		Step-In Price	Weekly Price	Short Crude FIFO Price / Short Product FIFO Price	Long Crude FIFO Price / Long Product FIFO Price	Step-Out Price
GASOLINE	Averaging Mechanism	Arithmetic average of the 2 Trading Days ending with and including the penultimate Trading Day of the month prior to the Commencement Date (May 26 & 27 of 2010)	Arithmetic average of the Trading Days in the relevant Production Week	Arithmetic average of the Trading Days in the applicable calendar month	Arithmetic average of the Trading Days in the applicable calendar month	Arithmetic average of the 4 Trading Days ending with and including the penultimate Trading Day of the month of the Termination Date (May 24, 28, 29, & 30 of 2013)
	Reference Price	(The closing settlement prices on the New York Mercantile Exchange for the first nearby New York Harbor Reformulated Gasoline Blendstock for Oxygen Blending Contract minus $0.12 / gallon) times 42	(The closing settlement prices on the New York Mercantile Exchange for the first nearby New York Harbor Reformulated Gasoline Blendstock for Oxygen Blending Contract minus $0.12 / gallon) times 42	(The closing settlement prices on the New York Mercantile Exchange for the first nearby New York Harbor Reformulated Gasoline Blendstock for Oxygen Blending Contract minus $0.12 / gallon) times 42	(The closing settlement prices on the New York Mercantile Exchange for the first nearby New York Harbor Reformulated Gasoline Blendstock for Oxygen Blending Contract minus $0.12 / gallon) times 42	(The closing settlement prices on the New York Mercantile Exchange for the first nearby New York Harbor Reformulated Gasoline Blendstock for Oxygen Blending Contract minus $0.12 / gallon) times 42

JET	Averaging Mechanism	Arithmetic average of the 2 Trading Days ending with and including the penultimate Trading Day of the month prior to the Commencement Date (May 26 & 27 of 2010)	Arithmetic average of the Trading Days in the relevant Production Week	Arithmetic average of the Trading Days in the applicable calendar month	Arithmetic average of the Trading Days in the applicable calendar month	Arithmetic average of the 4 Trading Days ending with and including the penultimate Trading Day of the month of the Termination Date (May 24, 28, 29, & 30 of 2013)
	Reference Price	(The means of the daily quotations appearing in 'Platts US Marketscan' in the section 'Distillates and blendstocks' under the heading 'Gulf Coast' - Pipeline' for the 'Jet 54' quotation) times 42	(The means of the daily quotations appearing in 'Platts US Marketscan' in the section 'Distillates and blendstocks' under the heading 'Gulf Coast' - Pipeline' for the 'Jet 54' quotation) times 42	(The means of the daily quotations appearing in 'Platts US Marketscan' in the section 'Distillates and blendstocks' under the heading 'Gulf Coast' - Pipeline' for the 'Jet 54' quotation) times 42	(The means of the daily quotations appearing in 'Platts US Marketscan' in the section 'Distillates and blendstocks' under the heading 'Gulf Coast' - Pipeline' for the 'Jet 54' quotation) times 42	(The means of the daily quotations appearing in 'Platts US Marketscan' in the section 'Distillates and blendstocks' under the heading 'Gulf Coast' - Pipeline' for the 'Jet 54' quotation) times 42

CATFEED	Averaging Mechanism	Arithmetic average of the 2 Trading Days ending with and including the penultimate Trading Day of the month prior to the Commencement Date (May 26 & 27 of 2010)	Arithmetic average of the Trading Days in the relevant Production Week	Arithmetic average of the Trading Days in the applicable calendar month	Arithmetic average of the Trading Days in the applicable calendar month	Arithmetic average of the 4 Trading Days ending with and including the penultimate Trading Day of the month of the Termination Date (May 24, 28, 29, & 30 of 2013)
Reference Price
0.7 * Nymex RBOB * 42 + 0.3 * USGC ULSD * 42 - $5.00 / barrel, where Nymex RBOB is defined as "The closing settlement prices on the New York Mercantile Exchange for the Nearby New York Harbor Reformulated Gasoline Blendstock for Oxygen Blending Contract" and USGC ULSD is defined as "Arithmetic average of the means of the daily quotations appearing in Platt's US Marketscan in the section GULF COAST under the heading Distillates and blendstocks for the Ultra low sulfur diesel-Pipeline quotation"

0.7 * Nymex RBOB * 42 + 0.3 * USGC ULSD * 42 - $5.00 / barrel, where Nymex RBOB is defined as "The closing settlement prices on the New York Mercantile Exchange for the Nearby New York Harbor Reformulated Gasoline Blendstock for Oxygen Blending Contract" and USGC ULSD is defined as "Arithmetic average of the means of the daily quotations appearing in Platt's US Marketscan in the section GULF COAST under the heading Distillates and blendstocks for the Ultra low sulfur diesel-Pipeline quotation"

0.7 * Nymex RBOB * 42 + 0.3 * USGC ULSD * 42 - $5.00 / barrel, where Nymex RBOB is defined as "The closing settlement prices on the New York Mercantile Exchange for the Nearby New York Harbor Reformulated Gasoline Blendstock for Oxygen Blending Contract" and USGC ULSD is defined as "Arithmetic average of the means of the daily quotations appearing in Platt's US Marketscan in the section GULF COAST under the heading Distillates and blendstocks for the Ultra low sulfur diesel-Pipeline quotation"

0.7 * Nymex RBOB * 42 + 0.3 * USGC ULSD * 42 - $5.00 / barrel, where Nymex RBOB is defined as "The closing settlement prices on the New York Mercantile Exchange for the Nearby New York Harbor Reformulated Gasoline Blendstock for Oxygen Blending Contract" and USGC ULSD is defined as "Arithmetic average of the means of the daily quotations appearing in Platt's US Marketscan in the section GULF COAST under the heading Distillates and blendstocks for the Ultra low sulfur diesel-Pipeline quotation"

0.7 * Nymex RBOB * 42 + 0.3 * USGC ULSD * 42 - $5.00 / barrel, where Nymex RBOB is defined as "The closing settlement prices on the New York Mercantile Exchange for the Nearby New York Harbor Reformulated Gasoline Blendstock for Oxygen Blending Contract" and USGC ULSD is defined as "Arithmetic average of the means of the daily quotations appearing in Platt's US Marketscan in the section GULF COAST under the heading Distillates and blendstocks for the Ultra low sulfur diesel-Pipeline quotation"

CRUDE	Averaging Mechanism	Arithmetic average of the 2 Trading Days ending with and including the penultimate Trading Day of the month prior to the Commencement Date (May 26 & 27 of 2010)
Arithmetic average of the closing settlement prices for each calendar day in the relevant Production Week. For each calendar day that is not a Trading Day (i.e. weekends and holidays), the closing settlement price shall be deemed to be the closing settlement price for the immediately preceding Trading Day.
				Arithmetic average of the Trading Days in the applicable calendar month	Base Price	Arithmetic average of the 4 Trading Days ending with and including the penultimate Trading Day of the month of the Termination Date (May 24, 28, 29, & 30 of 2013)
	Reference Price	The closing settlement prices on the New York Mercantile Exchange for the first nearby Light Crude Futures Contract plus $5.50 / barrel	Applicable Grade Differential and Roll Component from the Procurement Contract plus the closing settlement prices on the New York Mercantile Exchange for the first nearby Light Crude Futures Contract	The closing settlement prices on the New York Mercantile Exchange for the first nearby Light Crude Futures Contract	Base Price	The closing settlement prices on the New York Mercantile Exchange for the first nearby Light Crude Futures Contract plus $5.50 / barrel

SLOP	Averaging Mechanism	Arithmetic average of the 2 Trading Days ending with and including the penultimate Trading Day of the month prior to the Commencement Date (May 26 & 27 of 2010)	Arithmetic average of the Trading Days in the relevant Production Week	Arithmetic average of the Trading Days in the applicable calendar month	Arithmetic average of the Trading Days in the applicable calendar month	Arithmetic average of the 4 Trading Days ending with and including the penultimate Trading Day of the month of the Termination Date (May 24, 28, 29, & 30 of 2013)
	Reference Price	The closing settlement prices on the New York Mercantile Exchange for the first nearby Light Crude Futures Contract minus $10.00 / barrel	The closing settlement prices on the New York Mercantile Exchange for the first nearby Light Crude Futures Contract minus $10.00 / barrel	The closing settlement prices on the New York Mercantile Exchange for the first nearby Light Crude Futures Contract minus $10.00 / barrel	The closing settlement prices on the New York Mercantile Exchange for the first nearby Light Crude Futures Contract minus $10.00 / barrel	The closing settlement prices on the New York Mercantile Exchange for the first nearby Light Crude Futures Contract minus $10.00 / barrel

SLURRY	Averaging Mechanism	Arithmetic average of the 2 Trading Days ending with and including the penultimate Trading Day of the month prior to the Commencement Date (May 26 & 27 of 2010)	Arithmetic average of the Trading Days in the relevant Production Week	Arithmetic average of the Trading Days in the applicable calendar month	Arithmetic average of the Trading Days in the applicable calendar month	Arithmetic average of the 4 Trading Days ending with and including the penultimate Trading Day of the month of the Termination Date (May 24, 28, 29, & 30 of 2013)
Reference Price
Arithmetic average of the means of the daily quotations appearing in 'Platts US Marketscan' under the heading 'GULF COAST' in the section 'Residual fuel ($/bbl)' for the No. 6 3.0% quotation minus $6.00 / barrel

Arithmetic average of the means of the daily quotations appearing in 'Platts US Marketscan' under the heading 'GULF COAST' in the section 'Residual fuel ($/bbl)' for the No. 6 3.0% quotation minus $6.00 / barrel

Arithmetic average of the means of the daily quotations appearing in 'Platts US Marketscan' under the heading 'GULF COAST' in the section 'Residual fuel ($/bbl)' for the No. 6 3.0% quotation minus $6.00 / barrel

Arithmetic average of the means of the daily quotations appearing in 'Platts US Marketscan' under the heading 'GULF COAST' in the section 'Residual fuel ($/bbl)' for the No. 6 3.0% quotation minus $6.00 / barrel

Arithmetic average of the means of the daily quotations appearing in 'Platts US Marketscan' under the heading 'GULF COAST' in the section 'Residual fuel ($/bbl)' for the No. 6 3.0% quotation minus $6.00 / barrel

DIESEL	Averaging Mechanism	Arithmetic average of the 2 Trading Days ending with and including the penultimate Trading Day of the month prior to the Commencement Date (May 26 & 27 of 2010)	Arithmetic average of the Trading Days in the relevant Production Week	Arithmetic average of the Trading Days in the applicable calendar month	Arithmetic average of the Trading Days in the applicable calendar month	Arithmetic average of the 4 Trading Days ending with and including the penultimate Trading Day of the month of the Termination Date (May 24, 28, 29, & 30 of 2013)
Reference Price
(Arithmetic average of the means of the daily quotations appearing in Platt's US Marketscan in the section GULF COAST under the heading Distillates and blendstocks for the Ultra low sulfur diesel-Pipeline quotation minus $0.08 / gallon) times 42

(Arithmetic average of the means of the daily quotations appearing in Platt's US Marketscan in the section GULFCOAST under the heading Distillates and blendstocks for the Ultra low sulfur diesel-Pipeline quotation minus $0.08 / gallon) times 42

(Arithmetic average of the means of the daily quotations appearing in Platt's US Marketscan in the section GULF COAST under the heading Distillates and blendstocks for the Ultra low sulfur diesel-Pipeline quotation minus $0.08 / gallon) times 42

(Arithmetic average of the means of the daily quotations appearing in Platt's US Marketscan in the section GULF COAST under the heading Distillates and blendstocks for the Ultra low sulfur diesel-Pipeline quotation minus $0.08 / gallon) times 42

(Arithmetic average of the means of the daily quotations appearing in Platt's US Marketscan in the section GULF COAST under the heading Distillates and blendstocks for the Ultra low sulfur diesel-Pipeline quotation minus $0.08 / gallon) times 42

*Note: Trading Day means any day that the New York Mercantile Exchange is open

[Signature Page to Amended and Restated Amendment No. 2 to ARKS Supply and Offtake Agreement]
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SCHEDULE D

Operational Volume Range

Pricing Group	Minimum (net bbls)	Maximum (net bbls)
Gasoline	340,000	580,000
Jet	51,000	125,000
Catfeed	60,000	189,000
Crude	221,000	395,000
Slop	5,000	21,000
Slurry	15,000	60,000
Diesel	136,000	271,000

Schedule D-1
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SCHEDULE J
Scheduling and Communications Protocol

CRUDE OIL AND FEEDSTOCKS

Trade Execution Protocol:
To the extent the Company requests that J. Aron consider purchasing Crude Oil outside the Existing Procurement Contracts, the following steps need to be followed as soon as trade details are available;

1)	Company to provide to J. Aron via e-mail a trade sheet(s) specifying all negotiated trade details & terms, as soon as available. (See template in Schedule Q.)

2)	J. Aron to confirm to Company via e-mail if it agrees with all economics & terms.

3)	If any amendments are made to the original trade sheet, Company will provide a final revised trade sheet for documentation.

4)	All trade execution communications should be sent to J. Aron at:

Scheduling Protocol:
J. Aron shall perform the following:

•
Designate a crude oil scheduler who will be the primary person responsible for performing and communicating to Company all J. Aron obligations of the Amended and Restated Supply and Offtake Agreement. All scheduling communications to J. Aron should be sent to:

•
Upon receipt from the Company, nominate the Company’s monthly Crude Oil requirements to third party Crude Oil suppliers in accordance with third party terms and conditions / standard industry practice. (See template in Schedule Q)

•	Upon receipt from the Company, promptly communicate to Third Parties Suppliers any changes or modifications to J. Aron’s prior nominations.

•
Upon receipt from the Company, communicate all nominations to or from third parties for pipeline, barge and truck receipts or deliveries in accordance with third party terms and conditions / standard industry practice.

Company shall perform the following:

•
Designate a crude oil scheduler who will be the primary person responsible for performing and communicating to J. Aron all Company’s obligations of the Amended and Restated Supply and Offtake Agreement.

All scheduling communications to Company should be sent to:

•	Provide J. Aron with all monthly Crude Oil Requirements in accordance with the Amended and Restated Supply and Offtake Agreement and any third party Crude Oil supplier’s terms and conditions.
In the event of a conflict, third party suppliers terms and conditions to govern.

Schedule J-1
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•	Promptly notify J. Aron of any changes or modifications to the monthly Crude Oil requirements

•	Accept and clear J. Aron’s nominations for third party pipeline, barge and truck receipts or deliveries.

Schedule J-2
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PRODUCTS

Trade Execution Protocol for Included Transactions:

1)	Company to provide J. Aron via e-mail a trade sheet(s) specifying all negotiated trade details & terms, as soon as available. (See template in Schedule Q.)

2)	J. Aron to confirm via e-mail acceptance of all economics & terms.

3)	If any amendments are made to the original trade sheet, Company will provide a final revised trade sheet for documentation.

4)	All trade execution communications should be sent to J. Aron at:

Excluded Transactions Protocol:

1)	Upon entering into an Excluded Transaction, J. Aron will provide to Company, via email, a trade sheet(s), in the form of the Excluded Transaction Trade Sheet (see template in Schedule T.).

Scheduling Protocol:
J. Aron shall perform the following:

•
Designate a refined product scheduler who will be the primary person responsible for performing and communicating to Company all Aron obligations of the Supply and Offtake Agreement. All scheduling communications to J. Aron should be sent to:

•	Nominate all Refined Product nominations to Company in accordance with standard industry practice. (See template in Schedule Q)

•	Promptly communicate to Company any changes or modifications to Aron’s prior nominations

•	Communicate nominations to or from all third parties for pipeline, barge and truck receipts or deliveries.

Company shall perform the following:

•
Designate a refined product scheduler who will be the primary person responsible for performing and communicating to Aron all Company obligations of the Supply and Offtake Agreement. All scheduling communications to Company should be sent to:

•	Accept and confirm and when applicable, provide origins, for all Refined Product nominations to Aron in accordance with standard industry practice.

•	Promptly communicate Companies acceptance to any changes or modifications to Aron’s nominations.

•	Company shall accept and confirm and when applicable, provide origins, for all Product nominations to J. Aron in accordance with standard industry practice.

•	Company shall promptly communicate their acceptance to any changes or modifications to J. Aron’s nominations.

SCHEDULE T

EXCLUDED TRANSACTION TRADE SHEET

EXCLUDED TRANSACTION TRADE SHEET
Trade Date (Month/Day/Year):	[MM/DD/YYYY]
Ticket No.	#

Excluded Transaction Type:	[Buy/Sell]	[Stand-Alone Trade/One of a Group]

Note: In evaluating whether a proposed Excluded Transaction is permitted, it is understood that a "Buy" will reduce the volume to be shipped from the Storage Facilities for the period listed, and a "Sell" will increase the volume to be shipped from the Storage Facilities for the period listed.

Contact:	[Aron Contact]	Phone No#	[###-###-####]

FOR PRODUCT
Quantity:	Unit / Conversion:	[Barrels]

Product Description:
Specifications (Grade):
Shipping Method:
Location/Pipeline:	Pipeline:	Cycle: [If Applicable]

Delivery Period:

Comments:

Schedule J-3
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